UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2015

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On June 4, 2015, Shiloh Industries, Inc. (the "Company") issued a press release announcing its operating results for the second quarter ended April 30, 2015. A copy of the press release is attached as Exhibit 99.1 to this Report.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

SHILOH INDUSTRIES REPORTS SECOND QUARTER 2015 RESULTS

(a) Financial Statements:
None
(b) Pro forma financial information:
None
(c) Shell company transactions:
None
(d) Exhibits
99.1    Press Release of Shiloh Industries, Inc. dated June 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.
Date:	June 4, 2015	By:	/s/ Thomas M. Dugan Name: Thomas M. Dugan Title: Vice President of Finance and Treasurer

Exhibit Index

Exhibit No.                        Description

99.1            Press Release of Shiloh Industries, Inc. dated June 4, 2015

For Immediate Release                        CONTACT:
Thomas M. Dugan
Vice President of Finance and Treasurer
Shiloh Industries, Inc.
+1 (330) 558-2600

SHILOH INDUSTRIES REPORTS SECOND QUARTER 2015 RESULTS

VALLEY CITY, Ohio, June 4, 2015 -- Shiloh Industries, Inc. (NASDAQ: SHLO) today reported financial results for the second quarter ended April 30, 2015.

Second Quarter 2015 Highlights:

•	Sales revenue for the quarter was $280.4 million, an increase of 34.2 percent compared to the prior year quarter

•	Gross profit for the quarter improved by 39.3 percent and was $29.3 million, as the gross margin expanded by 40 basis points to 10.4 percent compared to prior year quarter

•	Net income per share diluted for the quarter was $0.42 per share

•	Announced plans to open a new aluminum casting plant in Nantong, China

"We are pleased with our second quarter performance. We generated solid financial results and continued to make strategic investments to further strengthen Shiloh’s leadership position," said Ramzi Hermiz, president and chief executive officer. Hermiz continued, “Our efforts over the past two years to transform the organization are generating expected results and establishing a robust product portfolio that addresses the evolving technology needs of our customers. We are well positioned as a market leader to capitalize on the growing demand for lightweighting technologies in the global automotive industry. We believe that this backdrop creates a favorable environment for Shiloh to generate growth and profitability in the years ahead.”

Second Quarter 2015 Financial Review
Sales revenue for the second quarter of fiscal 2015 increased to $280.4 million, a 34.2 percent improvement compared with second quarter of fiscal 2014. Acceptance of our leading technologies and the recent strategic acquisitions completed in fiscal 2014 have contributed to the increase in sales revenue of $71.4 million.
Gross profit improved $8.3 million to $29.3 million, a 39.3 percent improvement compared with $21.0 million for the second quarter of fiscal 2014, and a 42.4 percent sequential improvement from $20.5 million in the first quarter of fiscal 2015. Gross profit as a percent of sales was 10.4 percent, an increase of 40 basis points compared to the second quarter of fiscal 2014 and represented the highest level in six quarters. The gross profit improvement was driven by several new product launches, the return of full production by Ford of their new F150 in March, successful productivity initiatives and increased sales revenue through acquisition.
Selling, general and administrative costs were $16.9 million, or 6.0 percent of sales revenue compared with $10.7 million, or 5.1 percent of sales revenue in the prior year. The year-over-year increase is the result of our investment to build an infrastructure to support Europe and Asia as well as expand the R&D and sales force functions.
Net income for the quarter was $7.2 million, or $0.42 per diluted share, compared with $0.35 per diluted share in the prior year quarter excluding a $0.12 benefit from one-time asset sales. The second quarter of 2015 was up $0.21 per diluted share compared to the first quarter of fiscal 2015. The quarter to quarter improvement was due in part to successful new product launches, operational efficiencies and continued integration of acquisitions.
Recent Events
On April 20, we announced a joint venture agreement with Suzhou Sanji Foundry Equipment Co., Ltd. The new entity will manufacture Shiloh's CastLight family of products in Nantong, China, utilizing high pressure die casting and squeeze casting expertise as well as expand the Company's footprint to better support its global customers.

Shiloh to Host Conference Call Today at 8:30 a.m. EDT
Shiloh Industries will host a conference call Thursday, June 4th at 08:30 A.M. Eastern Daylight Time to discuss the Company's 2015 second-quarter financial results. The conference call can be accessed by dialing 1-877-407-0784, or for international callers, 1-201-689-8560. Please dial-in approximately five minutes in advance and request the Shiloh Industries second quarter conference call. A replay will be available two hours after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the replay is 13611155. The replay will be available until June 18, 2015. Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company's website at www.shiloh.com. The on-line replay will be available for a limited time shortly after the call.

For inquiries, please contact Thomas Dugan, Vice President Finance and Treasurer at: e-mail investor@shiloh.com.

Non-GAAP Financial Measures
This press release includes a non-GAAP financial measure of net income per diluted share excluding one-time asset sales. We use this measure as a supplement to information provided in accordance with generally accepted accounting principles (“GAAP”) in evaluating our business and it is included in this press release because it is a factor upon which our management assesses performance. Reconciliation of this non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP is set forth below. The non-GAAP measure presented above is not a measure of performance under GAAP. This measure should not be considered as an alternative for the most directly comparable financial measure calculated in accordance with GAAP. Other companies in our industry may define this non-GAAP measure differently than we do and, as a result, this non-GAAP measure may not be comparable to a similarly titled measure used by other companies in our industry; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance. Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible.

	Three Months Ended April 30,
	2015	2014
Income per common share (GAAP)
Diluted	$0.42	$0.47
One-time asset sales	—	(0.12)
Diluted adjusted earnings per share (non-GAAP)	$0.42	$0.35

About Shiloh Industries, Inc.

Shiloh Industries, Inc. (NASDAQ: SHLO), is a leading global supplier of lightweighting and noise, vibration and harshness solutions to the automotive, commercial vehicle and industrial markets, capable of delivering solutions in aluminum, magnesium, steel and high-strength steel alloys for original equipment manufacturers and suppliers. The Company offers the broadest portfolio of lightweighting solutions in the industry through the BlankLight™, CastLight™ and StampLight™ brands.  Shiloh designs and manufactures components in body, chassis and powertrain systems with expertise in precision blanks, ShilohCore™ acoustic laminates, aluminum and steel laser welded blanks, complex stampings, modular assemblies, aluminum and magnesium die casting, as well as precision machined components. Shiloh has nearly 3,300 dedicated employees with operations, sales and technical centers throughout Asia, Europe and North America.

###

Forward-Looking Statements
Certain statements made by Shiloh Industries, Inc. (the "Company") in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, regarding the Company's operating performance, events or developments that the Company believes or expects to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales, earnings expectations, cost savings, awarded sales, volume growth, earnings or general belief in the Company's expectations of future operating results are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are made on the basis of management's assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include the ability of the Company to accomplish its strategic objectives; the ability to obtain future sales; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; costs related to legal and administrative matters; the Company's ability to realize cost savings expected to offset price concessions; the Company's ability to successfully integrate acquired businesses, including businesses located outside of the United States; risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of our products; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel and utility costs; work stoppages and strikes at the Company's facilities and that of the Company's customers or suppliers; the Company's dependence on the automotive and heavy truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions, including increased energy costs affecting car and light truck production, and regulations and policies regarding international trade; financial and business downturns of the Company's customers or vendors, including any production cutbacks or bankruptcies; increases in the price of, or limitations on the availability of, steel, aluminum or magnesium, the Company's primary raw materials, or decreases in the price of scrap steel; the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; the occurrence of any event or condition that may be deemed a material adverse effect under the Company’s outstanding indebtedness or a decrease in customer demand which could cause a covenant default under the Company’s outstanding indebtedness; pension plan funding requirements; and other factors, uncertainties, challenges and risks detailed in the Company's other public filings with the Securities and Exchange Commission. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management's analysis only as of the date of this release.

The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands)
(Unaudited)

	April 30, 2015	October 31, 2014

ASSETS:
Cash and cash equivalents	$9,935	$12,014
Investment in marketable securities	751	1,045
Accounts receivable, net of allowance for doubtful accounts of $571 and $601 at April 30, 2015 and October 31, 2014, respectively	180,910	171,242
Related-party accounts receivable	2,667	533
Prepaid income taxes	590	2,142
Inventories, net	92,582	91,303
Deferred income taxes	3,201	3,496
Prepaid expenses	15,320	11,987
Total current assets	305,956	293,762
Property, plant and equipment, net	282,329	274,828
Goodwill	29,142	30,887
Intangible assets, net	21,056	21,998
Deferred income taxes	2,346	2,605
Other assets	5,678	5,445
Total assets	$646,507	$629,525
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current debt	$1,323	$1,918
Accounts payable	150,951	146,478
Other accrued expenses	34,910	41,336
Accrued income taxes	271	—
Total current liabilities	187,455	189,732
Long-term debt	285,515	268,102
Long-term benefit liabilities	17,947	19,951
Deferred income taxes	2,198	2,739
Interest rate swap agreement	4,308	2,510
Other liabilities	1,590	1,972
Total liabilities	499,013	485,006
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at April 30, 2015 and October 31, 2014, respectively	—	—
Common stock, par value $.01 per share; 25,000,000 shares authorized; 17,248,688 and 17,214,284 shares issued and outstanding at April 30, 2015 and October 31, 2014, respectively	172	172
Paid-in capital	68,849	68,035
Retained earnings	124,061	113,193
Accumulated other comprehensive loss, net	(45,588)	(36,881)
Total stockholders’ equity	147,494	144,519
Total liabilities and stockholders’ equity	$646,507	$629,525

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended April 30,		Six months ended April 30,
	2015	2014	2015	2014
Net revenues	$280,378	$208,972	$537,455	$392,511
Cost of sales	251,127	187,971	487,656	353,663
Gross profit	29,251	21,001	49,799	38,848
Selling, general & administrative expenses	16,869	10,663	30,493	21,063
Amortization of intangible assets	677	545	1,309	1,090
Asset recovery	—	(2,906)	—	(4,026)
Operating income	11,705	12,699	17,997	20,721
Interest expense	2,067	927	3,828	1,813
Interest income	(7)	(2)	(13)	(5)
Other (income) expense	(634)	25	(1,007)	44
Income before income taxes	10,279	11,749	15,189	18,869
Provision for income taxes	3,084	3,620	4,321	5,801
Net income	$7,195	$8,129	$10,868	$13,068
Earnings per share:
Basic earnings per share	$0.42	$0.48	$0.63	$0.77
Basic weighted average number of common shares	17,211	17,081	17,217	17,063
Diluted earnings per share	$0.42	$0.47	$0.63	$0.76
Diluted weighted average number of common shares	17,236	17,158	17,248	17,148

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollar amounts in thousands)
(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2015	2014	2015	2014
Net income	$7,195	$8,129	$10,868	$13,068
Other comprehensive income:
Defined benefit pension plans & other postretirement benefits
Recognized gain	297	269	593	538
Actuarial net gain (loss)	5,473	(606)	(683)	(1,145)
Asset net gain (loss)	1,237	717	391	331
Income taxes	(2,651)	(144)	(114)	105
Total defined benefit pension plans & other post retirement benefits, net of tax	4,356	236	187	(171)
Marketable securities
Unrealized gain (loss) on marketable securities	(43)	104	(294)	104
Income taxes	15	(37)	103	(37)
Total marketable securities, net of tax	(28)	67	(191)	67
Derivatives and hedging
Unrealized gain (loss) on interest rate swap agreements	622	(903)	(1,798)	(903)
Income taxes	(235)	342	680	342
Change in fair value of derivative instruments, net of tax	387	(561)	(1,118)	(561)
Foreign currency translation adjustments:
Unrealized loss on foreign currency translation	(158)	—	(7,585)	—
Comprehensive income, net	$11,752	$7,871	$2,161	$12,403

SHILOH INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)
(Unaudited)

	Six months ended April 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,868	$13,068
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,984	12,885
Asset recovery	—	(4,026)
Amortization of deferred financing costs	298	465
Deferred income taxes	684	86
Stock-based compensation expense	542	289
Gain on sale of assets	(17)	(131)
Changes in operating assets and liabilities:
Accounts receivable	(12,992)	(5,986)
Inventories	(2,217)	(10,983)
Prepaids and other assets	(2,861)	(3,143)
Payables and other liabilities	(9,491)	8,173
Accrued income taxes	1,802	210
Net cash provided by operating activities	3,600	10,907
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(21,827)	(11,549)
Investment in marketable securities	—	(1,527)
Acquisitions, net of cash acquired	—	(349)
Proceeds from sale of assets	123	4,163
Net cash used in investing activities	(21,704)	(9,262)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital leases	(435)	(56)
Proceeds from long-term borrowings	62,500	8,600
Repayments of long-term borrowings	(44,143)	(10,737)
Payment of deferred financing costs	(1,256)	(16)
Proceeds from exercise of stock options	155	745
Net cash provided by (used for) financing activities	16,821	(1,464)
Effect of foreign currency exchange rate fluctuations on cash	(796)	—
Net increase (decrease) in cash and cash equivalents	(2,079)	181
Cash and cash equivalents at beginning of period	12,014	398
Cash and cash equivalents at end of period	$9,935	$579

Supplemental Cash Flow Information:
Cash paid for interest	$3,734	$1,522
Cash paid for income taxes	$2,176	$5,713

Non-cash Investing and Financing Activities:
Equipment acquired under capital lease	$—	$1,679
Capital equipment included in accounts payable	$3,703	$2,238